Exhibit B-151



                             Republic of the Philippines

                          Securities and Exchange Commission

                            EDSA, Greenhills, Mandaluyong
                                     Metro-Manila


                               S.E.C. Reg.  No. 182239

                       CERTIFICATE OF FILING OF AMENDED BY-LAWS


                  TO ALL TO WHOM THESE PRESENTS MAY COME, GREETINGS:

                  THIS IS TO CERTIFY that the amended By-laws of the


                      MAGELLAN UTILITIES DEVELOPMENT CORPORATION



          copy annexed, adopted by majority vote of the Board of Directors and the stockholders owning or representing at least a majority of all the outstanding capital stock on September 29, 1994, certified to by a majority of the Board of Directors and countersigned by the Secretary of the Corporation was approved by this Office on the 20th day of December, 1994 pursuant to the provisions of Section 48 of the Corporation Code of the Philippines, Batas Pambansa Blg. 68, approved on May 1, 1980, and attached to the other papers pertaining to said corporation.

               IN WITNESS WHEREOF, I have hereunto set my hand and caused the seal of this Commission to be affixed at Mandaluyong, Metro Manila, Philippines. this 20th day of December in the year of our Lord nineteen hundred and ninety-four



                                        SONIA M. CALLO
                                        Director
                                        Corporate and Legal Department





                      CERTIFICATE OF AMENDMENT OF THE BY-LAWS OF

                      MAGELLAN UTILITIES DEVELOPMENT CORPORATION


                    WE, the undersigned, who constitute at least a majority
               the members of the Board of Directors and the Chairman and the Corporate Secretary of


                      MAGELLAN UTILITIES DEVELOPMENT CORPORATION

               (the "Corporation"), after having been duly sworn in accordance with law, hereby certify that:

                    1. At the Special Joint Meeting of the Stockholders and Board of Directors of the Corporation held on 29 September 1994 at the Fourth Floor, Ortigas Building, Ortigas Avenue, Pasig, Metro Manila (the "Joint Meeting of the Stockholders and Board of Directors"), at which meeting at least a majority of the Board of Directors and Stockholders owning or holding at least a majority of the outstanding capital stock of the Corporation were present and acting, throughout, the following resolution, currently in full force and effect, was unanimously approved and adopted:

                         "RESOLVED, That subject to the necessary
                    governmental approvals, Article II, Section 1 of the Amended By-Laws of Magellan Utilities Development Corporation be hereby amended to read as follows:

                         "Section 1. Regular Meetings. The regular meetings of stockholders, for the purpose of electing directors and for the transaction of such business as may properly come before the meeting, shall be held at the principal office on any date in April of each year".

                    2.   The accompanying Amended By-Laws of the
               Corporation, containing the amendment to Article II Section 1 of the By-Laws as stated above, is a true and correct copy of the Amended By-Laws of the Corporation.

                    3. The foregoing amendment was duly approved by at least a majority vote of the Board of Directors of the Corporation at the Joint Meeting of the Stockholders and Board of Directors.

                    4. The same amendment was likewise duly approved by the affirmative vote of stockholders owning and/or representing at least a majority of the total outstanding capital stock of the Corporation at the Joint Meeting of the Stockholders and Board of Directors.

                    SIGNED this               day of                   1994
               at Makati, Metro Manila.



                    ANTONIO H. OZAETA                  ROLANDO M. ZOSA
                    Chairman/Director                  Director



                    DENIS T. CARPIO                    EDGARDO A. GRAU
                    Director                           Director



                    EMMA C. FRANCISCO
                    Corporate Secretary



                    SUBSCRIBED AND SWORN to before me this            day
               of                                                 1994, at
               Makati, Metro Manila, affiants exhibiting to me their Community Tax Certificates Nos. to wit:


                                   Community Tax
                                   Certificate Nos./
               Name                Passport Nos.       Date/Place Issued

               ANTONIO H. OZAETA   7227023 A           3/30/93 - Makati
               ROLANDO M. ZOSA     13799141 A          4/04/94 - Pasig
               DENIS T. CARPIO     13829804            06/02/94 - Pasig
               EDGARDO A. GRAU     13803334            4/11/94 - Pasig
               EMMA C. FRANCISCO   7452017             090/28/94 - Pasay


               Doc No.   34;
               Page No.   7;
               Book. No. 40;
               Series of 1994.

                                   AMENDED BY-LAWS

                                          OF

                      MAGELLAN UTILITIES DEVELOPMENT CORPORATION
                          (As Amended on 29 September 1994)

                                      ARTICLE I

                    SUBSCRIPTION, ISSUANCE AND TRANSFER OF SHARES


                    Section 1. Subscriptions - Subscribers to the capital stock of the corporation shall pay to the corporation the subscription value or price of the stock in accordance with the terms and conditions prescribed by the Board of Directors. Unpaid subscriptions shall not earn interest unless determined by the Board of Directors.

                    Section 2. Certificates - Each stockholder shall be entitled to one or more certificates for such fully paid stock subscription in his name in the books of the corporation. The certificates shall contain the matters required by law and the Articles of Incorporation. They shall be in such form and design as may be determined by the Board of Directors and numbered consecutively. The certificates, which must be issued in consecutive order, shall bear the signature of the President, manually countersigned by the Secretary or Assistant Secretary, and sealed with the corporate seal.

                    Section 3. Transfer of Shares - Subject to the restrictions, terms and conditions contained in the Articles of Incorporation, shares may be transferred, sold, ceded, assigned or pledged by delivery of the certificates duly indorsed by the stockholder, his attorney-in-fact, or other legally authorized person. The transfer shall be valid and binding on the corporation only upon record thereof in the books of the corporation, cancellation of the certificate surrendered to the Secretary, and issuance of a new certificate to the transferee.

                    No shares of stock against which the corporation holds
               unpaid claim shall be transferable in the books of the corporation.

                    All certificates surrendered for transfer shall be
               stamped "Cancelled" on the face thereof, together with the date of cancellation, and attached to the corresponding stub with the certificate book.

                    Section 4. Lost Certificates - In case any certificate for the capital stock of the corporation is lost, stolen, or destroyed, a new certificate may be issued in lieu thereof in accordance with the procedure prescribed

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               under Section 73 of the Corporation Code.


                                      ARTICLE II

                               MEETINGS OF STOCKHOLDERS

                    Section 1. Regular Meetings - The regular meetings of stockholders, for the purpose of electing directors and for the transaction of such business so may properly come before the meeting, shall be held at the principal office at any date in April of each year. (As amended on 29 September
               1994)

                    Section 2. Special Meeting - The special meetings of stockholders, for any purpose or purposes, may at any time be called by any of the following: (a) Board of Directors, at its own instance, or at the written request of stockholders representing a majority of the outstanding capital stock; (b) President.

                    Section 3. Place of Meeting - Stockholders' meetings, whether regular or special, shall be held in the principal office of the corporation or at any place designated by the Board of Directors in the city or municipality where the principal office of the corporation is located.

                    Section 4. Notice of Meeting - Notices for regular or special meetings of stockholders may be sent by the Secretary by personal delivery or by mail at least two (2) weeks prior to the date of the meeting to each stockholder of record at his last known post office address or by publication in a newspaper of general circulation. The notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called. In case of special meetings, only matters stated in the notice can be the subject of motions or deliberations at such meeting.

                    When the meeting of stockholders is adjourned to
               another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the reconvened meeting, any business may be transacted that might have been transacted on the original date of the meeting.

                    Section 5. Quorum - Unless otherwise provided by law, in all regular or special meeting of stockholders, a majority of the outstanding capital stock must be present or represented in order to constitute a quorum. If no quorum is constituted, the meeting shall be adjourned until the requisite amount of stock shall be present.


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





                    Section 6. Conduct of Meeting - Meeting of the Stockholders shall be presided over by the Chairman of the Board, or in his absence, the President, or if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary, shall act as Secretary of every meetings, but if not present, the chairman of the meeting shall appoint a secretary of the meeting. The chairman of the meeting may adjourn the meeting from time to time, without notice other than announced at the meeting.

                    Section 7. Manner of Voting - At all meetings of stockholders, a stockholders may vote in person or by proxy executed in writing by the stockholders or his duly authorized attorney-in-fact. Unless otherwise provided in the proxy, it shall be valid only for the meeting at which it has been presented to the secretary.

                    All proxies must be in the hands of the secretary
               before the time set for the meeting. Such proxies filed with the Secretary may be revoked by the stockholders either in an instrument in writing duly presented and recorded with the Secretary prior to a schedule meeting or by their personal presence at the meeting.

                    Section 8. Closing of Transfer Books of Fixing of Record Date - For the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof or to receive payment of any dividend, or of making a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock and transfer books be closed for a stated period, but not to exceed, in any case, twenty (20) days. If the stock and transfer books be closed for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, such books shall be closed for at least ten
               (10) working days immediately preceding such meeting. In lieu of closing the stock and transfer books, the Board of Directors may fix in advance a date as the record date shall in no case be more than twenty (20) days prior to the date, on which the particular action requiring such determination of stockholders is to be taken, except in instance where applicable rules and regulations provided otherwise.


                                     ARTICLE III

                                  BOARD OF DIRECTORS

                    Section 1. Powers of the Board - Unless otherwise provided by law, the corporate powers of the corporation shall be exercised, all business conducted and all property of the corporation controlled and held by the Board of Directors to be elected by and from among the stockholders.

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               Without prejudice to such general powers and such other
               powers as may be granted by law, the Board of Directors shall have the following express powers:

                         a) From time to time, to make and change rules and regulations not inconsistent with these by-laws for the management of the corporation's business and affairs;

                         b)   To purchase, receive, take or otherwise
                    acquire in any lawful manner, for and in the name of the corporation, any and all properties, rights, interest or privileges, including securities and bonds of other corporations, as the transaction of the business of the corporation, as the transaction of the business of the corporation may reasonably or necessarily require, for such consideration and upon such terms and conditions as the Board may deem proper or convenient;

                         c) To invest the funds of the corporation in another corporation or business or for any other purposes other than those for which the corporation was organized, whenever in the judgment of the board of directors the interests of the corporation would thereby be promoted, subject to such stockholders' approval as may be required by law;

                         d) To incur such indebtedness as the Board may deem necessary and, for such purpose, to make and issue evidence of such indebtedness including, without limitation, notes, deeds of trust, instruments, bonds, debentures, or securities, subject to such stockholder approval as may be required by law, and/or pledge, mortgage, or otherwise encumber all or part of the properties and rights of the corporation;

                         e)   To guarantee, for and in behalf of the
                    corporation obligations of other corporations or entities in which it has lawful interest;

                         f) To make provisions of the discharge of the obligations of the corporation as they mature, including payment for any property or in stocks, bonds, debentures, or other securities of the corporation lawfully issued for the purpose;

                         g) To sell, lease, exchange, assign, transfer or otherwise dispose of any property, real or personal, belonging to the corporation whenever in the Board's judgment, the corporation's interest would thereby be promoted;

                         h) To establish pension, retirement, bonus, profit-sharing, or other types of incentives or compensation plans for the employees, including officers and directors of the corporation and to determine the persons to participate in any such plans and the amount of their respective participations;

                         i) To prosecute, maintain, defend, compromise or abandon any lawsuit in which the corporation or its officers are either plaintiffs or defendants in connection with the business of the corporation, and likewise, to grant installments for the payments or settlements of whatsoever debts are payment to the corporation;

                         j) To delegate, from time to time, any of the powers of the Board which may lawfully be delegated in the course of the current business or businesses of the corporation to any standing or special committee or to any officer or agent and to appoint any persons to be agents of the corporation with such powers (including the power to sub-delegate), and upon such terms, as may be deemed fit;

                         k) To implement these by-laws and to act on any matter not covered by these by-laws, provided such matter does not require the approval or consent of the stockholders under any existing law, rule or regulation.

                    Section 2. Election and Term - The Board of Directors shall be elected during each regular meeting of stockholders and shall hold office for one (1) year and until their successors are elected and qualified.

                    Section 3. Vacancies - Any vacancy occurring in the Board of Directors other than by removal by the stockholders or by expiration of term, may be filled by the vote of at least a majority of the remaining directors, if still constituting a quorum; otherwise, the vacancy must be filled by the stockholders at a regular or at any special meeting of stockholders called for the purpose. A director so elected to fill a vacancy shall be elected only for the unexpired term of his predecessor in office.

                    Any directorship to be filled by reason of an increase
               in the number of directors shall be filled only by an election at a regular or at a special meeting of stockholders duly called for the purpose, on in the same meeting authorizing the increase of directors if so stated in the notice of the meeting.

                    The vacancy resulting from the removal of a director by
               the stockholders in the manner provided by law may be filled by election at the same meeting of stockholders without further notice, or at any regular or at any special meeting of stockholders called for the purpose, after giving notice

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               as prescribed in this by-laws.

                    Section 4. Meetings - Regular meetings of the Board of Directors shall be held once every quarter of the year on such dates and at such times and places as the Chairman of the Board, or in his absence, the President, or upon the request of a majority of the directors and shall be held at such places as may be designated in the notice.

                    Section 5. Notice - Notice of the regular or special meeting of the Board, specifying the date, time and place of the meeting, shall be communicated by the Secretary of each director personally, or by telephone, telex, telegram, or by written or oral message. A director may waive this requirement, either expressly or impliedly.

                    Section 6. Quorum - A majority of the number of directors as fixed in the Articles of Incorporation shall constitute a quorum for the transaction of corporate business, and every decision of at least a majority of the directors present at a meeting at which there is a quorum shall be valid as a corporate act, except for the election of officers which shall require the vote of a majority of all the members of the Board.

                    Section 7. Conduct of the Meetings - Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence, the President or if none of the foregoing is in office and present and acting, by any other director chosen by the Board. The Secretary, shall act as secretary of every meeting, if not present, the Chairman of the meeting, shall appoint a secretary of the meeting.

                    Section 8. Compensation - By resolution of the Board, each director, shall receive a reasonable per diem allowance for his attendance at each meeting of the Board. As compensation, the Board shall receive and allocate an amount of not more than ten percent (10%) of the net income before income tax of the corporation during the preceding year. Such compensation shall be determined and apportioned among the directors in such manner as the Board may deem proper, subject to the approval of stockholders representing at least a majority of the outstanding capital stock at a regular or special meeting of the stockholders.


                                      ARTICLE IV

                                       OFFICERS

                    Section 1. Election/Appointment - Immediately after their election, the Board of Directors shall formally organize by electing the Chairman, the President, one or more Vice-President, the Treasurer, and the Secretary, at

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               said meeting.

                    The Board may, from time to time, appoint such other
               officers as it may determine to be necessary or proper.

                    Any two (2) or more positions may be held concurrently
               by the same person, except that no one shall act as President and Treasurer or Secretary at the same time.

                    Section 2. Chairman of the Board - The Chairman of the Board of Directors shall preside at the meetings of the directors and the stockholders. He shall also exercise such powers and perform such duties as the Board of Directors may assign to him.

                    Section 3. President - The President, who shall be a director, shall be the Chief Executive Officer of the corporation and shall also have administration and direction of the day-to-day business affairs of the corporation. He shall exercise the following functions:

                         a) To preside at the meetings of the Board of Directors and of the stockholders in the absence of the Chairman of the Board of Directors;

                         b) To initiate and develop corporate objectives and policies and formulate long range projects, plans and programs for the approval of the Board of Directors, including those for executive training, development and compensation;

                         c) To have general supervision and management of the business affairs and property of the corporation;

                         d)   To ensure that the administrative and
                    operational policies of the corporation are carried out under his supervision and control;

                         e) Subject to guidelines prescribed by law, to appoint, remove, suspend or discipline employees of the corporation, prescribe their duties, and determine their salaries;

                         f) To oversee the preparation of the budgets and the statements of accounts of the corporation;

                         g) To prepare such statements and reports of the corporation as may be required of him by law;

                         h) To represent the corporation at all functions and proceedings;

                         i) To execute on behalf of the corporation all contracts, agreements and other instruments affecting the interest of the corporation which require the

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                    approval of the Board of Directors, except as otherwise
                    directed by the Board of Directors;

                         j) To make reports to the Board of Directors and stockholders;

                         k)   To sign certificates of stock;

                         l) To perform such other duties as are incident to his office or are entrusted to him by the Board of Directors.

                    The President may assign the exercise or performance of
               any of the foregoing powers, duties and functions to any other officer(s), subject always to his supervision and control.

                    Section 4. The Vice-President(s) - If one or more Vice-Presidents are appointed, he/they shall have such powers and shall perform such duties as may from time to time be assigned to him/them by the Board of Directors or by the President.

                    Section 5. The Secretary - The Secretary must be a resident and a citizen of the Philippines. He shall be the custodian of and shall maintain the corporate books and records and shall be the recorder of the corporation's formal actions and transactions. He shall have the following specific powers and duties:

                         a) To record or see to the proper recording of the minutes and transactions of all meetings of the directors and the stockholders and to maintain minute books of such meetings in the form and manner required by law;

                         b) To keep or cause to be kept record books showing the details required by law with respect to the stock certificates of the corporation, including ledgers and transfer books showing all shares of the corporation subscribed, issued and transferred;

                         c) To keep the corporate seal and affix it to all papers and documents requiring a seal, and to attest by his signature all corporate documents requiring the same;

                         d) To attend to the giving and serving of all notices of the corporation required by law or these by-laws to be given;

                         e)   To certify to such corporate acts,
                    countersign corporate documents or certificates, and make reports or statements as may be required of him by law or by government rules and regulations;

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                         f)   To act as the inspector at the election of
                    directors and, as such, to determine the number of shares of stock outstanding and entitled to vote, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and to receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all vote, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote. The Secretary may assign the exercise or performance of any or all of the foregoing duties, power and functions to any other person or persons, subject always to his supervision and control;

                         g) To perform such other duties as are incident to his office or as may be assigned to him by the Board of Directors or the President.

                    Section 6. The Treasurer - The Treasurer of the corporation shall be its chief fiscal officer and the custodian of its funds, securities and property. The Treasurer shall have the following duties:

                         a)   To keep full and accurate accounts of
                    receipts and disbursements in the books of the corporation;

                         b) To have custody of, and be responsible for, all the funds, securities and bonds of the corporation;

                         c) To deposit in the name and to the credit of the corporation, in such banks as may be designated from time to time by the Board of Directors, all the moneys, funds, securities, bonds, and similar valuable effects belonging to the corporation which may come under his control;

                         d) To render an annual statements showing the financial condition of the corporation and such other financial reports as the Board of Directors, the Chairman, or the President may, from time to time require;

                         e)   To prepare such financial reports,
                    statements, certificatations and other documents which may, from time to time, be required by government rules and regulations and to submit the same to the proper government agencies;

                         f) To exercise such powers and perform such duties and functions as may be assigned to him by the President.



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                    Section 7.     Term of Office - The term of office of
               all officers shall be for a period of One (1) year and until their successors are duly elected and qualified. Such officers may however be sooner removed for cause.

                    Section 8. Vacancies - If any position of the officers becomes vacant by reason of death, resignation, disqualification or for any other cause, the Baord of Directors, by majority vote may elect a successor who shall hold office for the unexpired term.

                    Section 9. Compensation - The by-laws officers shall receive such remuneration as the Board of Directors may determine. All other officers shall receive such remuneration as the Board of Directors may determine upon recommendation of the President. A director shall not be precluded from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.


                                      ARTICLE V

                                       OFFICERS

                    Section 1. The principal office of the Corporation shall be located in Makati, Metro Manila, Philippines. The corporation may have such other branch offices, either within or outside the Philippines as the Board of Directors may designate or as the business of the corporation may, from time to time, require.


                                      ARTICLE VI

                      AUDIT OF BOOKS, FISCAL YEAR AND DIVIDENDS

                    Section 1. External Auditors - At the regular stockholders' meeting, the external auditor or auditors of the corporation for the ensuing year shall be appointed. The external auditor or auditors shall examine, verify and report on the earnings and expenses of the corporation and shall certify the remuneration of the external auditor or auditors as determined by the Board of Directors.

                    Section 2. Fiscal Year - The fiscal year of the corporation shall begin on the first day of January and end on the last day of December of each year.

                    Section 3. Dividends - Dividends shall be declared and paid out of the unrestricted retained earnings which shall be payable in cash, property, or stock to all stockholders on the basis of outstanding stock held by them, as often and at such times as the Board of Directors may determine and in accordance with law and applicable rules

                                                                    Page 12
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               and regulations.


                                     ARTICLE VII

                                      AMENDMENTS

                    Section 1. These by-laws may be amended or repealed by the affirmative vote of at least a majority of the Board of Directors and the stockholders representing a majority of the outstanding capital stock at any stockholders' meeting called for that purpose. However, the power to amend, modify, repeal or adopt new by-laws may be delegated to the Board of Directors by the affirmative vote of stockholders representing not less than two-thirds of the outstanding capital stock; provided, however, that any such delegation of powers to the Board of Directors to amend, repeal or adopt new by-laws may be revoked only by the vote of the stockholders representing a majority of the outstanding captial stock at a regular or special meeting.


                                     ARTICLE VIII

                                         SEAL

                    Section 1. Form and Incriptions - The corporate seal shall be determined by the Board of Directors.


                    The foregoing by-laws were adopted by all the
               stockholders of the corporation on 19 September 1990 at the principal office of the corporation.

                    IN WITNESS WHEREOF, we, the undersigned stockholders
               present at said meeting and voting thereat in favor of the adoption of said by-laws, have hereunto subscribed our names this 19th day of September 1990 at Makati, Metro Manila.



               (Sgd.)                             (Sgd.)
               ANTONIO T. CARPIO                  SYLVETTE. T. FERRER



               (Sgd.)                             (Sgd.)
               MA. JACQUELINE  P.  SWANN          MA. STEPHANIE V. GOMEZ



               (Sgd.)
               MA. VALENTINA S. SANTANA



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